UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2010
VESTIN REALTY MORTGAGE I, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125347	20-4028839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01:  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 25, 2010, Vestin Realty Mortgage I, Inc., a Maryland corporation (the “Company” or “we”), received a notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that for the last 30 consecutive business days, July 14, 2010 to August 24, 2010, the closing bid price for the Company’s common stock had been below the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(a)(1).  In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided 180 calendar days, or until February 22, 2011, to regain compliance with the minimum bid price requirement.  In order to regain compliance, the bid price of our common stock must close at $1.00 per share or more for a minimum of ten consecutive business days. If we are unable to resolve the bid price deficiency during the 180 day period, Nasdaq will issue a de-listing letter and we may request a hearing which would afford us an opportunity to present a plan to regain compliance.

We intend to actively monitor the bid price for our common stock and will consider a number of options to regain compliance with the Nasdaq minimum bid price requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE I, INC.

	By	Vestin Mortgage, Inc., its sole manager

Date: August 31, 2010	By	/s/ Michael V. Shustek
Michael V. Shustek
Interim Chief Financial Officer